Exhibit 99.1

Gain Therapeutics Announces Proposed Public Offering

BETHESDA, Md., June 13, 2024 – Gain Therapeutics, Inc. (“Gain” or the “Company”) (Nasdaq: GANX) today announced that it is proposing to offer and sell, subject to market conditions, shares of its common stock (or pre-funded warrants in lieu thereof) in an underwritten public offering. Gain expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock and pre-funded warrants offered in the offering. All of the securities are being offered by the Company.

Gain intends to use the net proceeds from the offering to continue clinical and nonclinical development of its lead product candidate GT-02287 for the treatment of neurodegenerative diseases including GBA1 Parkinson’s disease and for general corporate purposes. The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Titan Partners Group, a division of American Capital Partners, is acting as sole bookrunner for the offering.

The securities described above will be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-265061), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on June 1, 2022. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, for free by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, New York 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

The offering will be made only by means of a prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate GT-02287 for the treatment of GBA1 Parkinson’s disease, is currently being evaluated in a Phase 1 clinical trial.

Leveraging AI-supported structural biology, proprietary algorithms, and supercomputer-powered physics-based models, the company’s Magellan™ drug discovery platform can identify novel allosteric binding sites on disease-implicated proteins, pinpointing pockets that cannot be found or drugged with current technologies. Its AI and machine-learning tools and virtual screening capabilities leverage the emerging on-demand compound libraries covering vast chemical spaces of over five trillion compounds to identify and select suitable small molecule hits for experimental validation.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the Company’s expectations regarding the completion, timing and size of the proposed offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the quarter ended March 31, 2024.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

CORE IR
(516) 222-2560
ir@gaintherapeutics.com

Media Contacts:

Russo Partners
Nic Johnson and Elio Ambrosio
nic.johnson@russopartnersllc.com
elio.ambrosio@russopartnersllc.com
(212) 845-4242